LOAN AGREEMENT
and
SECURED PROMISSORY NOTE

This Loan Agreement and Secured Promissory Note (the "Agreement) is entered into as of February 16th 2023 by and between Astra Energy, Inc. ("ASRE"), a Nevada Corporation, , (the "Borrower"), having its principal address at 9565 Waples Street, Suite 200 , San Diego, CA 92121, and TTII Strategic Acquisitions & Equity Group, Inc. a Delaware Corporation and the wholly owned subsidiary of Global Tech Industries Group, Inc. ("GTII"), a Nevada Corporation (the "Lender"), having its principal address 511 Sixth Avenue, Suite 800, New York, NY 10011. Both Borrower and Lender agree to be bound by all the terms and conditions of this Agreement.

RECITALS

WHEREAS, Lender has agreed to lend to the Borrower the sum of US $100,000.00 (one hundred thousand) US Dollars (the "Loan") for a term of Twelve (12) months; with the termination date of the Loan to be February 16, 2024, and

WHEREAS, the Borrower and the Lender each desire to enter into a loan agreement whereby the Borrower shall repay the lender in full within the Twelve (12) months from the date of the initiation of this loan, and

WHEREAS, the Borrower has agreed to secure this loan from the Lender with an assignment of a patent number US 2020/0164381 A1 held in the name of Borrower's subsidiary Regreen Technologies, Inc, and

WHEREAS, upon the execution of this Agreement by both parties and the transfer of funds between the Lender to the Borrower, the Borrower shall owe the Lender US$100,000.00 (One Hundred Thousand US Dollars), with interest on the Loan at Ten Percent (10%).

Lender _____ **Borrower____**

NOW, THEREFORE, in consideration of the mutual covenants and promises made by the parties hereto, the Borrower and the Lender (individually, each a "Party" and collectively, the "Parties") covenant and agree as follows.

ARTICLE I
LOAN ACKNOWLEDGEMENT

The Borrower agrees and acknowledges that it owes the Lender an amount of money equal to the sum of the Loan and interest payments quarterly and the above recitals are incorporated herein as the agreements between the Parties as repeated verbatim herein. Nothing contained in this Agreement shall act as a waiver of any other amounts owed, if any, and in the event of any breach of this Agreement by the Borrower, the Lender's rights to the Loan shall not be limited thereby.

STRUCTURE OF TRANSACTION

I. Lender to issue to Borrower, a onetime loan payment of US$ 100,000.00 (One Hundred Thousand Dollars).
II. Through the disbursement from Lender to Borrower, Lender will pay on behalf of Borrower,
   A. to counsel of GTII for the completion and delivery of the loan documents, and due diligence necessary on behalf of the parties of US$5,000.00 (Five Thousand), and
   B. to Ralph Olson a referral fee of US$5,000.00 (Five Thousand Dollars)
III. Total usable funds to Borrower are to be US$90,000.00 (ninety thousand dollars).

ARTICLE II
BORROWER'S REPRESENTATION AND WARRANTY

The Borrower hereby represents and warrants that this Agreement, the payment plan, and the security, has been properly authorized by its Board of Directors and Executive Officers,

That the Borrower is the Control party of the entity and holder of the Security pledged as collateral for this Loan,

Borrower asserts and confirms that there is no lien or other interest in the pledged collateral that may interfere with the pledge as made by the Borrower as security for this loan.

That the Borrower is authorized to execute this Loan Agreement, and that Borrower is authorized to execute and Assign the pledged collateral.

That Borrower has had the opportunity to review and comment on the loan documents prior to execution.

The Borrower shall execute, complete, and return any documents necessary for the parties to secure their interests in the security and the terms and conditions of this agreement.

ARTICLE III
PAYMENT PLAN

Upon the execution of this Agreement by both parties and the transfer of funds from the Lender to the Borrower, the Borrower shall owe the Lender US$100,000.00 (One Hundred thousand US dollars), with interest on the Loan at Ten Percent (10%)per annum:

1. Borrower shall pay to Lender ¼ of the interest owed on the 15th day following the close of the calendar quarter, and each quarter thereafter , following the issuance of the loaned funds.
2. On the termination date of the loan, noted as the 16th day of February 2024, Borrower shall pay to Lender the final interest payment and the principal of the Loan.
3. Should the Borrower fail to pay the Principal and the outstanding interest on that date, the Borrower acknowledges and agrees that the security pledged to the Lender shall become the property of the Lender and the Loan obligation shall terminate. Borrower shall not interfere with the filing/transfer of the pledged security to the Lender.

ARTICLE IV
METHOD OF PAYMENT

Payments shall be made to the Lender by the Borrower to the account or in such manner as directed by the Lender as provided. The Borrower will make payments using this method unless prior written approval from the Lender allows otherwise.

Lender may notify the Borrower as to where and how the payments are to be made by doing so in writing, which may be by fax, e-mail, or other such means to reasonably confer the details to the proper party.

ARTICLE V
SECURITY

This Loan Agreement is secured by the following collateral ("Collateral"):

- Patent Number 2020/0164381 A1 in the name of Regreen Technologies, Inc the subsidiary of Borrower ASRE.
- The Borrower and by extension its subsidiary agree that this security interest as pledged to the Lender is not dischargeable in Bankruptcy.

ARTICLE VI
LATE FEES

If Lender has not received full amount of any interest payment from the Borrower within 15 (fifteen) calendar days after the date it is due, Lender may assess a late charge to Borrower of $500 (five hundred US dollars) for each day the payment remains outstanding until the Borrower makes the required payment or the Lender agrees in writing to cease charging a late fee.

ARTICLE VII
DEFAULT

The following events constitute default of this Loan Agreement and upon their occurrence; the entirety of any remaining amount due shall become immediately payable:

1. Borrower's failure to pay the full amount of the Loan by the final date as noted in this Agreement,
2. The Borrower's insolvency,
3. Borrower's liquidation, or dissolution,
4. Borrower's making of a general assignment for the benefit of Borrower's creditors,
5. Borrower's filing of any bankruptcy proceedings,
6. Any application for the appointment of a receiver for Borrower, or
7. Borrower's misrepresentation within this Loan Agreement, or
8. Borrower's misrepresentation to Lender for the purposes of obtaining this Loan.

ARTICLE VIII
COSTS

Any and all costs or expenses incurred by the Lender in enforcing the obligations of this Loan Agreement as a result of Buyer's default, including any legal fees or costs, will be added to the remaining amount due and must be paid immediately by the Borrower. Failure to do so would constitute a default.

ARTICLE IX
ACCELERATION UPON BREACH

In the event that the Borrower fails to make any payments in accordance with the Plan without written approval from the Lender, upon reaching 90 (ninety) calendar days after the failure to make any such payment, the Lender can accelerate the obligations and that the full amount of the Loan shall come immediately due and payable.

ARTICLE X
NO MODIFICATION OR WAIVER

The terms and conditions set forth herein constitute the entire agreement between the parties and supersede any communications or previous agreements with respect to the subject matter of this Agreement.

There are no written or oral understandings directly or indirectly related to this Agreement that are not set forth herein.

No change can be made to this Agreement other than in writing and signed by both parties.

Lender _____ Borrower____

The waiver or failure of either party to exercise in any respect any right provided in this agreement shall not be deemed a waiver of any other right or remedy to which the party may be entitled unless in writing signed by both parties.

ARTICLE XII
APPLICABLE LAW, JURISDICTION AND VENUE

This Agreement shall be construed and enforced according to the laws of the State of Nevada and any dispute under this Agreement must be brought to binding arbitration under the Rules of the American Arbitration Association located in Clark County, Nevada.

ARTICLE XIII
SEVERABILITY

In the event any provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason, then the Parties agree that such provision shall be deemed to be struck and the remainder of the Agreement shall be enforced as if the struck provision were never included in the Agreement.

ARTICLE XIV
NOTICES

Any notice required by this Agreement or given in connection with it, shall be in writing , and may be given to the appropriate party by personal delivery, recognized overnight delivery service such as FedEx, via email, or in such a way that would reasonably confirm delivery to the other party.

ARTICLE XVI
ADDITIONAL LENDER RIGHTS

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower.

Lender _____ **Borrower____**

All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

All parties to this Note, including the Undersigned and any endorsers or guarantors jointly and severally waive presentment, notice of dishonor and diligence in collecting and all agree to remain fully obligated under the terms of this Note even if, without notice, the time for payment is extended; or the Note is renewed or modified; or one of the parties is released or discharged; or the release or substitution of any collateral given as security for the payment of the Note.

IN WITNESS WHEREOF, each of the Parties as executed this Agreement, both Parties by its duly authorized officer, as of February ________, 2023.

LENDER: TTII/GTII

X___________________________
David Reichman, Chairman and CEO
Global Tech Industries Group, Inc.
511 Sixth Avenue
Suite 800
New York, NY 10011
david@gtii-us.com
917-572-5733

BORROWER: ASTRA Energy Inc,

By: ___________________________
Name: ___________________________
Title (if applicable): ___________________
Email: ___________________________
Telephone # ___________________________
Address: ___________________________
____
____

Guarantor:

By: ___________________________
Name: ___________________________
Title (if applicable): ___________________
Email: ___________________________
Telephone # ___________________________
Address: ___________________________
____
____

Lender _____ Borrower____